UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2020

NuGenerex Immuno-Oncology, Inc.

(Exact of registrant as specified in its charter)

DELAWARE	000-56153	04-3208418
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

10102 USA Today Way, Miramar, Florida 33025

(Address of principal executive offices) (Zip Code)

(416) 364-2551

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	N/A	None

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Item 1.01. Entry into a Material Definitive Agreement.

On July 14, 2020 (the “Closing Date”), NuGenerex Immuno-Oncology, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with an institutional accredited investor (the “Investor”) pursuant to which the Investor committed to purchase up to $50,000,000 (the “Maximum Commitment Amount”) of the Company’s common stock (the “Common Stock”) (the “Financing”), subject to certain conditions and limitations set forth in the Transaction Documents (as defined below). As additional consideration for the Financing, the Investor is entitled to receive 300,000 shares of Company common stock upon execution of the Purchase Agreement . In connection with the Financing, on the Closing Date, the Company and the Investor also entered into a Registration Rights Agreement (the “Registration Rights Agreement”, and together with the Purchase Agreement, the “Transaction Documents”).

Until July 14, 2023, upon satisfaction of certain conditions contained in the Transaction Documents, including, but not limited to, the registration of the Commitment Shares and any Put Shares (as defined below) and the Company’s common stock being listed on a national securities exchange, the Company shall have the right, but not the obligation, to direct the Investor to purchase shares of the Company’s common stock (the “Put Shares”) for amounts (as determined under the Purchase Agreement) up to, in aggregate, the Maximum Commitment Amount. The maximum amount of Put Shares the Company may direct the Investor to purchase at any one time equals the Option 1 Maximum Put Amount plus the Option 2 Maximum Put Amount.

”Option 1 Maximum Put Amount” means, if, on the date the a put notice is delivered to the Investor by the Company (the”Put Dat”), (a) the closing bid price of the Common Stock is below $6.00 on the national securities exchange on which the Common Stock is listed (the “Principal Market”), then “Option 1 Maximum Put Amount” shall mean the lesser of (i) 25,000 shares, or (ii) twenty percent (20%) of the average daily trading volume of the Common Stock; or (b), the closing bid price of the Common Stock on the Principal Market is $6.00 or greater but less than $7.00, then “Option 1 Maximum Put Amount” shall mean the lesser of (i) 30,000 shares, or (ii) twenty percent (20%) of the average daily trading volume; or (c) if the closing bid price of the Common Stock on the Principal Market is $7.00 or greater, then “Option 1 Maximum Put Amount” shall mean the lesser of (i) 40,000 shares, or (ii) twenty percent (20%) of the average daily trading volume of the Common Stock.

“Option 2 Maximum Put Amount” means the lesser of (i) such amount that equals ten percent (10%) of the daily trading volume of the Common Stock on the Put Date, and (ii) a number of shares of Common Stock equal to (x) Five Hundred Thousand Dollars ($500,000.00) divided by (y) the Option 2 PurchasePrice.

“Option 2 Purchase Price” means the lesser of (i) 92% of the lowest traded price of the Common Stock on the Principal Market during the the period that is ten (10) consecutive trading days immediately preceding the applicable Put Date as reported by Bloomberg Finance L.P. or other reputable source, or (ii) 92% of the daily volume weighted price of the Common Stock on the date the applicable Put Shares are purchased, or (iii) 92% of the closing bid price of the Common Stock on the Principal Market on the date the applicable Put Shares are purchased.

The Transaction Documents contain customary affirmative and restrictive covenants and representations and warranties, as well as customary indemnification obligations by each party.

With regard to the purchase and resale of the Put Shares, the Investor is an “underwriter” within the meaning of the Securities Act of 1933, as amended. Any broker-dealers or agents that are involved in resales of the Put Shares may be deemed “underwriters.” The Company will receive net proceeds from the sale of the Put Shares directly from the Investor pursuant to the Purchase Agreement, however, the Company will not receive any proceeds from the resale of the Put Shares by the Investor thereafter.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is only a summary of the material terms of such agreements and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Commitment Shares in the Private Placement have been determined to be exempt from registration under the 1933 Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
4.1	Registration Rights Agreement, dated July 14, 2020, between the Company and Oasis Capital, LLC.
10.1	Equity Purchase Agreement, dated July 14, 2020, between the Company and Oasis Capital, LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 20, 2020

NuGenerex Immuno-Oncology, Inc.

/s/Joseph Moscato

By: Joseph Moscato, CEO

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